UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2010

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On May 26, 2010, EnergySolutions, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, 75,439,287 shares, or approximately 84.90% of the 88,855,482 shares of the Company’s common stock, were present in person or by proxies.  The final voting results for each of the proposals submitted to a vote of Company shareholders at the Annual Meeting are set forth below:

Proposal 1.  Nine members were nominated for election as directors of the Company, each of whom was an incumbent director. The votes cast for or withheld with respect to each nominee were as follows:

			Broker
Name	For	Withheld	Non-Votes
Steven R. Rogel	61,447,380	2,927,264	11,064,643
J. Barnie Beasley	63,682,129	692,515	11,064,643
Val J. Christensen	61,529,170	2,845,474	11,064,643
Pascal Colombani	61,061,341	3,313,303	11,064,643
E. Gail de Planque	61,062,096	3,312,548	11,064,643
J.I. “Chip” Everest, II	61,456,112	2,918,532	11,064,643
Clare Spottiswoode	61,530,253	2,844,391	11,064,643
Robert A. Whitman	61,477,809	2,896,835	11,064,643
David B. Winder	63,708,453	666,191	11,064,643

Proposal 2.  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010 was ratified by the following vote:

			Broker
For	Against	Abstain	Non-Votes
72,368,178	3,051,234	19,875	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: May 28, 2010	By	/s/ Breke J. Harnagel
Breke J. Harnagel, Senior Vice President
& Assistant Secretary